Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350
      I, Keith Yee, the Chief Financial Officer of Tvia, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
      (i) the Annual Report of the Company on Form 10-K/A for the period ended March 31, 2006 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 22, 2006

By	/s/ Keith Yee Keith Yee
Vice President, Finance and Chief Financial Officer